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                                                                   EXHIBIT 10-31


                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.

                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


      SECTION 1. PURPOSE.

      The purpose of the 1996 Non-Employee Directors Stock Option Plan (this "Plan") of Senior Tour Players Development, Inc. (the ACompany@) is to enable the Company to attract, retain and motivate directors who are not employees of the Company or its subsidiaries, and to enable such directors to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

      SECTION 2. DEFINITIONS.

      As used in this Plan:

      "Act" means the Securities Exchange Act of 1934, as amended.

      "Board" means the Board of Directors of the Company.

      "Closing Price" means the closing price of a share of Common Stock quoted on the NASDAQ Small-Cap Market or on another national securities exchange on which the Common Stock is then bring traded.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the Compensation Committee of the Board, which shall consist of two or more directors each of whom shall be a "non-employee director" within the meaning of Rule 16(b)-3(b) under the Act (or any successor provision), or if such a Committee is not then appointed, the Board.

      "Common Stock" means the common stock, $.001 par value, of the Company.

      "Company" means Senior Tour Players Development, Inc., a Nevada corporation, or any successor to such corporation.

      "Fair Market Value" means, with respect to the Common Stock, the Closing Price on the business day preceding the date of valuation or, with respect to any other property, the fair market value as determined by the Committee in good faith in the manner established by the Committee from time to time.

      "Grantee" means a Non-Employee Director who is granted a Stock Option under the Plan.



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      "Non-Employee Director" means a director of the Company who is not an employee of the Company or any of the Company=s subsidiaries.

      "Stock Option" means an option to purchase shares of Common Stock granted to a Non-Employee Director under this Plan. Such Stock Options shall not be intended to meet the requirements of an "incentive stock option" under Section 422 of the Code or any successor provision.

      SECTION 3. ADMINISTRATION.

            (a) This Plan shall be administered by the Committee. Among other matters, the Committee shall have authority, subject to the terms of this Plan,
(i) to determine the terms and conditions of any Stock Option granted hereunder to a Non-Employee Director, and (ii) to approve the form of any Stock Option Agreement between the Company and such Non-Employee Director setting forth such terms and conditions.

            (b) The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan and the Stock Options as it shall from time to time consider advisable, to interpret the provisions of this Plan and any Stock Option, and to decide all disputes arising in connection with this Plan or any Stock Option. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of this Plan or any Stock Option shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

      SECTION 4. ELIGIBILITY.

      Participation in this Plan shall be limited to Non-Employee Directors of the Company.

      SECTION 5. STOCK AVAILABLE FOR STOCK OPTIONS.

            (a) Stock Options may be granted under this Plan for up to 200,000 shares of Common Stock. If any Stock Option granted under this Plan expires or is terminated before exercise or is forfeited for any reason, the shares of Common Stock subject to such Stock Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under this Plan.

            (b) In the event that the Committee determines in its sole discretion that any stock dividend, stock split, extraordinary cash dividend, creation of an additional class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan to Grantees, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of Common Stock or other securities in respect of which Stock Options may be granted under this Plan, (ii) the number and kind of shares subject to outstanding Stock Options held by Grantees, and (iii) the exercise price with respect to any of the foregoing held by Grantees; and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Stock Option held by a Grantee, provided that the number of shares subject to any Stock Option shall always be a whole number.

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      SECTION 6. GRANT OF STOCK OPTIONS.

            (a) With respect to Non-Employee Directors who are serving in such capacity on the date on which this Plan is adopted by the Board, each such Non-Employee Director shall be granted a Stock Option to purchase 10,000 shares of Common Stock on the date of the adoption of this Plan by the Board. With respect to Non-Employee Directors who are not serving in such capacity on the date on which the Plan is adopted by the Board but who are subsequently elected to serve in such capacity while this Plan is in effect, each such Non-Employee Director shall be granted a Stock Option to purchase 5,000 shares of Common Stock on the date upon which such Non-Employee Director is first elected. With respect to both Non-Employee Directors who are serving in such capacity on the date on which this Plan is adopted by the Board and those who are subsequently elected to serve in such capacity, each such Non-Employee Director shall also be granted a Non-Qualified Stock Option to purchase an additional 5,000 shares of Common Stock on January 1 of each calendar year following the date of the initial grant of a Stock Option to such Director, provided that at the time of each such subsequent grant, such Non-Employee Director continues to serve in such capacity.

            (b) The exercise price per share under a Stock Option shall be equal to 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option, but in no event less than the par value of the Common Stock.

            (c) Subject to the provisions of Section 8(d) hereof with respect to Stock Options granted prior to the date that this Plan is approved by the Company=s stockholders, all Stock Options shall be fully exercisable (vested) on the date of grant with respect to all of the shares covered thereby. Stock Options may be exercised by the Grantees thereof at any time with respect to all or any portion of the shares covered thereby, provided that no Stock Option shall be exercisable more than seven years after the date the Stock Option is granted. The Grantees= rights to exercise Stock Options during the periods specified therein shall continue notwithstanding the fact that the Grantees may cease for any reason (other than death) to serve as Non-Employee Directors of the Company during such periods. If a Grantee shall die during the period that his or her Stock Option may be exercised, such Stock Option shall be exercisable at any time during the one-year period following the date of death either by the Grantee=s executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee=s estate as to the number of shares as to which it was exercisable immediately prior to death.

            (d) No shares shall be delivered pursuant to any exercise of a Stock Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the granting of the Stock Option, by delivery of either (i) a promissory note, (ii) such documentation as the Committee and a stock broker, if applicable, shall require to effect an exercise of the Stock Option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iii) cashless exercise through delivery to the Grantee of only a portion of the total number of shares covered by the Stock Option, or (iv) such other lawful consideration as the Committee may determine.

            (e) No Stock Option shall be transferable by a Grantee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's duly appointed guardian or personal representative.

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      SECTION 7. GENERAL PROVISIONS APPLICABLE TO STOCK OPTIONS.

            (a) Each Stock Option under this Plan shall be evidenced by a Stock Option Agreement delivered to the Grantee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles.

            (b) Except as required by the terms of this Plan, the terms of each Stock Option need not be identical. Except as otherwise provided by this Plan or a particular Stock Option, any determination with respect to a Stock Option may be made by the Committee at the time of grant or at any time thereafter.

            (c) In order to preserve the rights of a Grantee under a Stock Option in the event of a change in control of the Company, the Committee in its discretion may, at the time or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the purchase of the Stock Option upon the Grantee's request for the net amount of cash or other property that could have been received upon the exercise of the Stock Option, (ii) adjust the terms of the Stock Option in a manner determined by the Committee, (iii) cause the Stock Option to be assumed, or new rights substituted therefor, by another entity, or (iv) make such other provision as the Committee may consider equitable and in the best interests of the Company.

            (d) The Grantee shall pay to the Company, or make provision satisfactory to the Committee for payment of, the taxes, if any, required by law to be withheld in respect of Stock Options under this Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations, if any, may be paid, in whole or in part, in cash or shares, including shares retained from the exercise of the Stock Option creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee.

            (e) Subject to the other provisions of this Plan, the Committee may amend, modify or terminate any outstanding Stock Option held by a Grantee, including substituting therefor another Stock Option of the same or a different type, changing the date of exercise, provided that the Grantee's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Grantee.

      SECTION 8. MISCELLANEOUS.

            (a) The grant of a Stock Option shall not be construed as giving a Grantee the right to continue to provide services as a Director to the Company. The Company expressly reserves the right at any time to terminate such services free from any liability or claim under this Plan, except as expressly provided in a then outstanding Stock Option.

            (b) Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, directors and other service providers.

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            (c) No Grantee shall have any rights as a stockholder with respect to any shares subject to a Stock Option until he or she becomes the holder thereof upon exercise of such Stock Option.

            (d) This Plan shall become effective on the date of its approval by the Board, subject to subsequent approval by the stockholders of the Company holding at least a majority of the then outstanding shares of Common Stock at the next annual meeting of stockholders (or special meeting held in place thereof). Prior to such approval by the stockholders of the Company, Stock Options may be granted to Non-Employee Directors of the Company under this Plan if they are granted expressly subject to such approval and are not exercisable until after such approval has been obtained.

            (e) The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

            (f) Stock Options may not be granted under the Plan after the tenth anniversary of its approval by the Board, but then outstanding Stock Options may be exercised beyond such date in accordance with their respective terms.

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